Securities and Exchange Commission
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(A)
                   of the Securities Exchange Act of 1934

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                           or Section 240.14a-12

                             Circon Corporation
              (Name of Registrant as Specified in its Charter)

                     United States Surgical Corporation
                  (Name of Person Filing Proxy Statement)

                        ----------------------------

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      FOR IMMEDIATE RELEASE:  September 16, 1997


 INVESTOR CONTACT:        U.S. SURGICAL HOME PAGE    MEDIA CONTACT:
 Marianne Scipione        http://www.ussurg.com      Steve Rose
 Vice President                                      Director
 Corporate Communications                            Media Relations
 (203) 845-1404                                      (203) 845-1732
 marianne.scipione@ussurg.com                        steve.rose@ussurg.com


                     UNITED STATES SURGICAL CORPORATION
                   FILES SUIT AGAINST CIRCON CORPORATION

                NORWALK, CT. -- United States Surgical Corporation (NYSE:USS) said today that it has filed suit against Circon Corporation (NASDAQ: CCON) in the Court of Chancery in the State of Delaware seeking to enjoin Circon from reappointing Richard Auhll, Chairman, President and CEO, to the Circon Board after he is voted out of office at the 1997 Circon Annual Meeting on October 6, 1997.

                USS announced that its amended complaint also is seeking to declare void the Board's appointments earlier this year of George Cloutier and R. Bruce Thompson to the Circon Board and placing both of them in a class that is not up for election this year.

                The lawsuit alleges, among other things, that by taking these actions the Circon Board is determined to ignore the results of the stockholder vote and has breached its fiduciary duties to the stockholders of Circon for the purpose of disenfranchising stockholders and preventing them from exercising their fundamental right to vote incumbent management off the Board.

                United States Surgical Corporation is a diversified surgical products company specializing in minimally invasive technologies that improve patient care and lower health costs.